William L. Butcher, CPA P.S.
                           Certified Public Accountant
            Telephone Everett (425) 335-0603 or Seattle (425) 335-3567
                               Fax (425) 335-3567

December 8, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:    Foodvision.com, Inc.
            Letter pursuant to Item 304(a)(3) of Regulation S-B

Dear Sirs:

This firm audited the financial statements for Sunmark Industries
I, Inc., n/k/a Foodvision.com, Inc. for the year ended December 31, 1997. This firm agrees with the disclosure which Foodvision.com, Inc. intends to make, in Part II, Item 3 of a Form 10-SB which it intends to file with the Securities and Exchange Commission, of the reasons for its decision to change independent auditing firms. In addition, this firm consents to the inclusion of the above-described audited financial statements, and its opinion thereon, in said Form 10-SB.

Sincerely,


/s/ William L. Butcher, CPA
William L. Butcher, CPA


cc:   Robert J. Mottern
      Paul R. Smith






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